FIRST AMENDMENT TO
        BAYTOWN NITRIC ACID PROJECT AND SUPPLY AGREEMENT*
         ________________________________________________

     This First Amendment to Baytown Nitric Acid Project and Supply Agreement (this "Agreement") is made and entered into on February 16, 1999 and effective as of February 1, 1999 (the
"Effective Date"), by and among EL DORADO NITROGEN COMPANY, an
Oklahoma corporation ("EDNC"), EL DORADO CHEMICAL COMPANY, an
Oklahoma corporation ("El Dorado") and BAYER CORPORATION, an
Indiana corporation ("Bayer").

                             Preamble

     EDNC, El Dorado and Bayer are parties to that certain Baytown Nitric Acid Project and Supply Agreement dated June 27, 1997 (the "Project and Supply Agreement"). The parties have agreed to amend the Project and Supply Agreement upon and subject to the terms and conditions set forth herein. Therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                            Agreement

     1.   Defined Terms and Condition Precedent to Effectiveness.
Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to them in the Project and Supply
Agreement.

     2.   Amendment to Section 1.1   Definition of Additional
Capital Investment.  Section 1.1 of the Project and Supply
Agreement is hereby amended to add the following phrase to the parenthetical clause in the second line of such section, following the words "other than Initial Capital Investments:"

    ". . . and any other capital investments necessary to render the EDNC Baytown Plant Fully Operational) . . ."

     3.   Amendment to Section 1.42   Definition of Initial Capital
Investment.

          (a) Section 1.42 of the Project and Supply Agreement is hereby amended to add a semicolon and the following clause to the end of Section 1.42(ii)(b) thereof (following the words
     "Base Amount"):

     ". . . provided, however, that no amount incurred in respect of consulting fees or other Capital Costs Subject to Sharing (other than any costs that were contemplated at the inception of the Project and Supply Agreement and that were not caused by the delay in performance of ICF Kaiser Engineers, Inc. (the "Contractor")) in respect of services rendered to EDNC from and after February 1, 1999 shall be included in the calculation of the Initial Capital Investment under this
     Section 1.42(ii).  Fees paid to Benham Engineering Company in


*INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

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     respect of construction supervision services incurred
     after February 1, 1999 shall not be considered consulting fees under this subsection, and shall be included in calculating the Base Amount in the manner specified in subsection 1.42(ii)(c) hereof."

          (b) Section 1.42 of the Project and Supply Agreement is further amended to add the following new paragraph (c) to the end of such Section:

               "(c) In addition, the Base Amount (as it may be adjusted pursuant to this Section 1.42) shall also be increased by an amount equal to fifty percent (50%) of any capital costs incurred by EDNC in excess of the amounts contemplated by Subparagraph (A) of
          Schedule 1.42(A) in connection with the completion and commissioning of the EDNC Baytown Plant, not to exceed Three Million U.S. Dollars (U.S. $3,000,000) in the aggregate. The adjustment to the Base Amount contemplated by the preceding sentence shall be subject to and contingent upon the following conditions:
          (a) Bayer shall have the continuing right to a full and complete audit of the costs associated with the completion and commissioning of the EDNC Baytown Plant, as contemplated by Section 34 hereof; (b) the foregoing adjustment to the Base Amount shall only apply to items actually incurred by EDNC that may be capitalized and which would not have been incurred but for the failure in performance by the Contractor under the Turnkey Engineering, Procurement and Construction Agreement dated August 26, 1997 between EDNC and the Contractor ("Turnkey Contract"); (c) the adjustment to the Base Amount shall only be made if, from and after the date EDNC shall have rendered the EDNC Baytown Plant Fully Operational;
          (d) all sources of recourse, including without limitation any rights that EDNC might have against the Contractor (including any right to liquidated or delay damages), any issuer of any payment or performance bond supporting the construction and completion of the EDNC Baytown Plant, and any insurance carrier or the Contractor or subcontractors or materialmen against which EDNC might now or hereafter have a valid claim, shall be pursued diligently by EDNC; (e) any recoveries by EDNC from the Contractor and third parties pursuant to rights under the Turnkey Agreement under the preceding clause (d) other than recoveries under any payment or performance bonds ("Third Party Recoveries"), shall be applied as set forth in Exhibit C to reduce the Base Amount (but not by more than Three Million U.S. Dollars (U.S. $3,000,000)), and the Base Amount shall be retroactively and prospectively adjusted to reflect such recoveries; (f) if Bayer exercises its rights under Articles 16 or 17 hereof, the appropriate termination fee shall not be adjusted to reflect any additional capital contemplated by this paragraph; (g) increased capital under this paragraph shall have no effect upon the calculation of the Profit Component under Section 1.57 hereof; and (h) project change orders requested and approved after February 1, 1999 shall be considered capitalizable items under paragraph (A) of Schedule 1.42(A), unless such project change orders are related to the failure in performance of Contractor under the Turnkey Contract. The parties agree to execute an appropriate amendment to
          Schedule 1.42(A) to reflect any adjustment contemplated by this paragraph.

     4.   Amendment to Section 2.1 - Supply.  The third sentence of
Section 2.1 of the Project and Supply Agreement is hereby amended and restated to read in its entirety as follows: "In the event of any planned or unplanned outage, Bayer, EDNC and El Dorado agree that the Back Up Supply Plan, attached hereto as Exhibit D, shall

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become operative."  Section 2.1 of the Project and Supply Agreement is further amended to add the following sentence to the end of
Section 2.1 thereof:

     "EDNC shall substantially complete construction of and commence operations of the EDNC Baytown Plant no later than May 31, 1999, and shall render the EDNC Baytown Plant Fully Operational no later than June 30, 1999. For purposes of this sentence, the "commencement of operations" shall be defined as the production of Nitric Acid meeting the specifications in merchantable quantities."

     4A. Amendment to Section 5.3. Section 5.3 of the Project and Supply Agreement is hereby deleted and replaced with the word
"[Reserved]."

     5.   Amendments to Section 17.1   Bayer's Optional Termination
Rights   and Schedule 1.42(A)   Initial Capital Investment.

          (a) Section 17.1(A) of the Project and Supply Agreement is hereby amended to read in its entirety as follows:

          "(A) Failure by EDNC (i) to complete construction and commence the operations of the EDNC Baytown Plant prior to May 31, 1999; or (ii) to render the EDNC Baytown Plant Fully Operational prior to June 30, 1999 (provided, in each case, that such failure is not substantially related to a material breach by Bayer of its obligations under the Project Agreements); provided, however, that if such failure is by reason of a Force Majeure Event occurring after February 1, 1999, then Bayer shall not have the option to terminate this Agreement if (x) EDNC provides to Bayer, within ten (10) days of the occurrence of such Force Majeure Event, a plan reasonably acceptable to Bayer to remedy such Force Majeure Event as soon as practicable but no later than June 30, 1999, (y) EDNC remedies such Force Majeure Event as soon as practicable but no later than June 30, 1999 pursuant to such plan, and (z) neither the Owner Participant nor the Indenture Trustee serves a Triggering Notice on Bayer during the pendency of such Force Majeure Event pursuant to Section 1 of the Agreement dated June 27, 1997 among Bayer, Security Pacific Leasing Corporation as Owner Participant, Bayerische Landesbank, New York Branch, EDNC, El Dorado, Wilmington Trust Company, as Indenture Trustee, and Boatmen's Trust Company of Texas, as Owner Trustee (the "Three Option Agreement")."

          (b)  The date "February 1, 1999" set forth in
     Section 17.1(D) of the Project and Supply Agreement is hereby deleted and replaced with "June 30,1999."

           (c)  The period at the end of subsection (D) of
     Section 17.1 of the Project and Supply Agreement is hereby deleted and replaced with "; or".

          (d)  The following subsection (E) hereby is added to
     Section 17.1 of the Project and Supply Agreement:

              "(E) in the event that (1) material adverse developments or changes occurring after the date hereof
          (including without limitation any material adverse

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
          development or change in conditions now existing, whether or not foreseeable) in connection with the construction, testing or operation of the EDNC Baytown Plant or the financing of the project give Bayer reasonable grounds to believe that EDNC will not (a) fulfill its covenants contained herein and meet the dates specified in Sections 17.1(A) or 17.1(D) and (b) EDNC fails to provide assurances satisfactory to Bayer (in the exercise of its reasonable discretion) of such performance within ten (10) days of written demand therefor by Bayer, or
          (2) EDNC acknowledges in writing to any party its inability to meet the dates specified in Section 17.1(A) or 17.1(D) hereof."

     6.   Amendments to Schedule 1.42.  Item (E) of
Schedule 1.42(A) is hereby amended to reflect that Construction
Interest Charges shall be those charges actually incurred, not to exceed $4,440,000. In addition, the note at the conclusion of this Schedule shall be revised to read as follows:

          "Items B, D, F and G are estimates and are subject to adjustment to the actual incurred costs on or prior to the Commencement Date. Item (E) is a not-to-exceed estimate and shall be adjusted to actual incurred costs (not to exceed the specified amount) on or prior to the Commencement Date."

     7.   Payment to Bayer.

     (a) EDNC acknowledges and agrees that Bayer will incur substantial monetary costs as a direct result of the delays addressed by this Agreement, and that such costs are in amounts difficult to ascertain. As a consequence, and in consideration of the foregoing amendments reflected herein, EDNC hereby agrees to indemnify and hold harmless Bayer from and against its actual net losses incurred between February 1, 1999 and the date the EDNC Baytown Plant is able to produce Bayer's requirements of Nitric Acid (the "Requirements Date") under the Cost Categories described on Exhibit A hereto. Such indemnification shall not amend, modify or be in lieu of Bayer's rights specified in the Project and Supply Agreement. The calculation of the hypothetical cost to produce Nitric Acid at the EDNC Baytown Plant during the subject period shall be calculated in conformity with Exhibit B hereto, using actual volumes taken by Bayer during this period to measure the differential between the cost of Nitric Acid, had it been produced at the EDNC Baytown Plant, and the cost of nitric acid purchased from EDNC under the Start Up Supply Plan or the Interim Supply Agreement (as the case may be) between EDNC and Bayer. EDNC shall reimburse Bayer for such actual net costs incurred as calculated in the manner specified in the following subsections 7(b) and 7(c).

     (b) Bayer's actual net costs shall be calculated by the parties hereto and reimbursed by EDNC in the manner specified in subsections Section 7(b) and (c). On or prior to the date which is fifteen (15) days following the Requirements Date, Bayer shall deliver to EDNC its written calculation of the actual net cost Impact of Delayed Start Up of the EDNC Baytown Plant, calculating costs in the Cost Categories set forth on Exhibit A hereto (the "Impact Statement"). The Impact Statement (x) shall reflect the actual costs and other expenses incurred by Bayer during the period from February 1, 1999 through and including the Requirements Date (the "Delay Period") as a consequence of the delay in EDNC's substantial completion and commencement of operations of the EDNC Baytown Plant; (y) shall be prepared using the same methodology employed in preparing Exhibit B hereto and shall be delivered without prejudice to the right of Bayer to recoup costs and expenses thereafter ascertained or determined; and (z) shall be prepared using actual volumes, actual prices, incurred freight, handling and unloading expenses, idle equipment fees and other verifiable charges wherever possible. EDNC shall have fifteen (15) days to object in writing to any line item contained in the Impact Statement, and barring any objection such Impact Statement shall become final and binding upon all parties. Any objection by EDNC shall be stated with specificity, shall set forth any differences from EDNC's calculations, and shall be resolved in the manner specified in Section 22 of the Project and Supply Agreement. EDNC agrees to pay (in the manner specified by subsection 7(c) hereof) any amount reflected on the Impact Statement as to which no objection is lodged.

     (c) EDNC shall render payment of the amounts determined under this Section 7 as follows: (i) twenty percent (20%) of the amount determined under Section 7(a) hereof (or, in the event of a dispute under the preceding subsection, twenty percent (20%) of any amount not in controversy) shall be paid to Bayer by EDNC without offset or counterclaim of any kind whatsoever in immediately available funds on or before the twenty-fifth (25th) day following the delivery of the Impact Statement; and (ii) the balance of the relevant amount (or, in the event of a dispute under the preceding subsection, the balance of the amount not in controversy) shall be paid by EDNC and El Dorado to Bayer in the form of a credit (the "Credit"), which Credit shall bear interest at the rate of 7.11% per annum on the outstanding principal balance thereof until reduced to zero (0) as hereinafter provided. The principal balance of, and accrued interest on, the Credit shall be reduced exclusively by application in the form of credits to Nitric Acid purchases by Bayer through the period that is (y) twenty-four (24) months following the Requirements Date, if the initial principal balance of the Credit is less than or equal to Three Million
U.S. Dollars (U.S. $3,000,000), and (z) thirty-six (36) months following the Requirements Date, if the initial principal balance of the Credit exceeds Three Million U.S. Dollars (U.S. $3,000,000), whereupon any remaining principal and interest not reduced by credit to Nitric Acid purchases shall be due and payable in full in immediately available funds. In the event any line item of the Impact Statement is disputed by EDNC under subsection 7(b), the disputed amount shall, immediately following resolution under
Section 22 of the Project and Supply Agreement, be reflected in a supplemental cash payment and supplemental Credit determined as provided above.

     (d) The Credit (and any supplemental Credit), as it may be hereafter adjusted under subsection (e) hereof, shall be taken against Nitric Acid purchases on a unit basis, calculated and re-adjusted semi-annually, by dividing the remaining principal balance and accrued interest of the Credit, as it may be hereafter adjusted under subsection (e) hereof, by the actual (for past months commencing on the Requirements Date) and budgeted (for those months for which actual figures are not yet available through the termination date of the subject Credit, as established under the preceding clause (c)(y) or (z), as appropriate) consumption of nitric acid by Bayer during the period from the Requirements Date through the termination date of the subject Credit, as established under the preceding clause (c)(y) or (z), as appropriate.

     (e) The Credit allowed Bayer pursuant to this Section 7 shall be reduced, retroactively and prospectively, effective on January 1, 2000, by an amount to be established by agreement of the parties in respect of those cost savings realized by Bayer during the period September 1, 1998 through January 31, 1999 as a consequence of the delayed start-up of the EDNC Baytown Plant, and shall be calculated without prejudice to the right of EDNC to recoup credits which would reduce actual costs and other expenses incurred by Bayer. The amount of this adjustment shall be

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
calculated utilizing the Cost Categories identified on Exhibit A hereto and the same methodology utilized by the parties in calculating the Credit and preparing the Impact Statement.

     (f) In the event Bayer elects to terminate the Project and Supply Agreement and the related documents, the obligation of the parties to pay the amounts or allow any credits otherwise payable or allowable under this Section 7 shall be extinguished; provided, however that any such extinguishment shall not affect the right of Bayer to seek indemnifiable damages or other amounts to which it is otherwise entitled under the Project and Supply Agreement. The method of calculation of costs set forth in this Section 7 and the fact that EDNC has agreed in this Agreement to pay any such amounts hereunder shall not be deemed an admission by either party as to the level of damages, if any, incurred by Bayer in connection with the delayed start-up of the EDNC Baytown Plant.

     8. Waiver of Cure Periods. As a consequence of and as additional consideration for the extensions and forbearances hereby granted by Bayer, EDNC hereby waives the cure period applicable to any default by EDNC in its obligations to render Fully Operational the EDNC Baytown Plant.

     9. Representations and Warranties. Bayer hereby represents and warrants to EDNC, and EDNC represents to Bayer as follows:

     (a) this Agreement (and the Interim Supply Agreement) have been duly and validly authorized, executed and delivered by such party (including, in the case of EDNC, authorized by unanimous approval of all of its directors) and constitute legal, valid and binding obligations of such party enforceable against it in accordance with their respective terms; and

     (b) the execution, delivery and performance of this Agreement (and the Interim Supply Agreement) by such party will not:

          (i)  violate or conflict with its charter or bylaws;

          (ii) breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under, result in the imposition of any lien under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any agreement to which it is a party;

          (iii) breach or otherwise violate any order, writ, judgment, injunction or decree issued by any governmental person or entity which names such party or is directed to such party or any of its respective properties or assets;

          (iv) violate any Laws; or

          (v) require any consent, authorization, approval, exemption or other action by, or any filing, registration or qualification with, any governmental person or entity other than those which have been made or obtained prior to the date hereof.

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
     10. Effect of Breach by EDNC. The extensions and forbearances granted herein represent a conditional waiver by Bayer of its rights under the Project and Supply Agreement; in the event of any breach or failure of compliance EDNC with the terms and conditions of this Agreement, the extension and waiver granted by Bayer in this Agreement shall be null and void and Bayer shall be free to pursue its rights and remedies under the Project and Supply Agreement as if the extension and waiver granted herein had not been granted.

     11. Other Provisions. The parties acknowledge that the payment by EDNC of the amounts described in Section 7 is in consideration of the agreement by Bayer to forbear from the exercise of its termination rights under Section 17.1 of the Project and Supply Agreement for the limited period of time described herein. Neither Bayer nor EDNC, by virtue of this Amendment, agrees to waive, relinquish, amend, restate or release any of its remaining rights under the Project and Supply Agreement, and Bayer does not, by this Amendment, agree to further extensions beyond the date specified in Section 5 hereof. Subject to the amendments set forth herein, all other provisions of the Project and Supply Agreement shall remain in full force and effect as they are currently set forth in the Project and Supply Agreement. All references to the Project and Supply Agreement in any document, instrument or agreement described in, referred to, annexed to, contemplated by or incorporated by reference in the Project and Supply Agreement or this Agreement shall be deemed to mean the Project and Supply Agreement as amended hereby. Without limiting the foregoing, upon execution of this Agreement, each reference in the Project and Supply Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference in any document related thereto or executed in connection therewith, shall mean and be a reference to the Project and Supply Agreement as amended hereby, and the Project and Supply Agreement and this Agreement shall be read together and construed as one single instrument. Any dispute regarding the terms or provisions of this Amendment shall be resolved in the manner specified in Section 22 of the Project and Supply Agreement.

     12. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

     13. Effect on Ground Lease. Bayer agrees not to exercise its right of termination under the Ground Lease for so long as the waivers and forbearances reflected herein hereof remain in force and effect.





                     [signature page follows]

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
     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Baytown Nitric Acid Project and Supply Agreement as of the date first above written.


                              BAYER CORPORATION


                              By:
                                 ________________________________
                              Name:
                                  _______________________________
                              Title:
                                   ______________________________


                              EL DORADO NITROGEN COMPANY


                              By:
                                 ________________________________
                              Name:
                                   ______________________________
                              Title:
                                    _____________________________
                              El Dorado Chemical Company
                              hereby consents and agrees to the
                              amendment represented hereby and
                              executes this First Amendment to
                              Baytown Nitric Acid and Supply
                              Agreement solely for purposes of
                              confirming its continuing guaranty
                              as set forth in Section 35 of the
                              Project and Supply Agreement.


                              EL DORADO CHEMICAL COMPANY


                              By:
                                 ________________________________
                              Name:
                                   ______________________________
                              Title:
                                   ______________________________

                            EXHIBIT A
                            __________


                         Cost Categories
                         _______________


Start Up Expenses

Handling & Unloading Expenses

Idle Ammonia Pipeline Expenses

Purchased Acid Costs under Start-Up Supply Plan

Idle Equipment fees, Etc., Associated with Purchased Acid Costs under Start Up Supply Plan

Purchased Acid Costs if Acid had been produced on site

Loss of Dilution benefit to Bayer on EDNC 3rd Party Sales

Bayer Security Services

Bayer Management SG&A Expense

Bayer Legal Fees

Net Steam Exported (after 2/1/99)

Miscellaneous other costs (subject to review and agreement by the parties)

                            EXHIBIT B
                            _________

       Calculation of Nitric Acid Costs if Produced on Site
       ____________________________________________________

                                                        Exhibit B

Estimated Nitric Acid Costs
Assuming acid produced at Baytown

                       Sep       Oct       Nov       Dec       Jan

Volume ST

                                          ***
Fixed Costs

Variable Cost

Ammonia

Terminal Fee

Pipeline Fee

Net Capital Amt.

Profit Component

Lost Steam Credit

Ammonia Inefficiency

Miscellaneous

          Total Cost/ST

          Total Cost $


Ammonia Price/ST










***THE REMAINDER OF THIS EXHIBIT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                                                       Exhibit B
                                                        Continued

Estimated Nitric Acid Costs
Assuming acid produced at Baytown

                     Feb       Mar       Apr       May       Jun

Volume ST

                                         ***
Fixed Costs

Variable Cost

Ammonia

Terminal Fee

Pipeline Fee

Net Capital Amt.

Profit Component

Lost Steam Credit

Ammonia Inefficiency

Miscellaneous

          Total Cost/ST

          Total Cost $

Ammonia Price/ST









***THE REMAINDER OF THIS EXHIBIT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                            EXHIBIT C

     Third Party Recoveries by EDNC under subsection (d) of
Section 1.42(c) shall be applied to reduce the Base Amount as follows:



                                    ***







































***THE REMAINDER OF THIS EXHIBIT HAS BEEN OMITTED FROM THIS PUBLIC FILING PURSUANT TO A REQUEST BY THE COMPANY FOR CONFIDENTIAL TREATMENT BY THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION FOR PURPOSES OF SUCH REQUEST.

                                2